CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      As the independent registered public accounting firm, we hereby consent to the use of our report dated December 7, 2006 for the Epiphany Core Equity Fund (the "Fund") and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 1 under the Securities Act of 1933 and Amendment No. 1 under the Investment Company Act of 1940 to Epiphany Fund's Registration Statement on Form N-1A (File Nos. 333-21962 and 811-138045), including the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of the Fund.


Abington, Pennsylvania
                                                /s/ Sanville & Company
December 8, 2006                                Sanville & Company